SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2003

Cost Plus, Inc.

(Exact name of registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Fourth Street, Oakland, California	94607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 893-7300

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits

99.1	Press Release dated May 8, 2003.

ITEM 9.    REGULATION FD DISCLOSURE (Pursuant to Item 12)

In accordance with SEC Release No. 33-8216, the following information, intended to be furnished under "Item 12, Results of Operations and Financial Condition," is instead furnished under "Item 9, Regulation FD disclosure."

On May 8, 2003, Cost Plus, Inc. issued a press release regarding its first quarter sales and same-store sales data, and updated first quarter earnings guidance. A copy of the press release is attached as Exhibit 99.1 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

Date: May 12, 2003	By:	/s/ JOHN J. LUTTRELL
John J. Luttrell Senior Vice President and Chief Financial Officer